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                                                                     EXIBIT 3.11

                          CERTIFICATE OF INCORPORATION

                                       OF

                                     [NAME]

                               A STOCK CORPORATION

         FIRST: The name of this Corporation is [Name].

         SECOND: Its Registered Office in the State of Delaware is to be located at 1209 Orange Street in the City of Wilmington, County of New Castle, Zip Code 19801. The Registered Agent in charge thereof is The Corporation Trust Company,

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The amount of be total authorized capital stock of this Corporation is:

                          100 shares at $.01 Par Value

         FIFTH: The name and mailing address of the Incorporator is as follows:

         Name:

         Mailing Address:

         I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly set my hand this **** day of *********, ****.